                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  December 10, 1996


                            UNIVERSAL OUTDOOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           ILLINOIS                     333-12427                36-2827496
           --------                     --------                 ----------
(STATE OR OTHER JURISDICTION          (COMMISSION              (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)       FILE NO.)           IDENTIFICATION NO.)


          321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS  60610
                 REGISTRANT'S TELEPHONE NUMBER:  (312) 644-8673

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On November 22, 1996 Universal Outdoor, Inc. ("Universal"), a wholly-owned subsidiary of Universal Outdoor Holdings, Inc. ("Holdings"), entered into an agreement whereby Universal agreed to acquire all of the outstanding capital stock of Revere Holding Corp. ("Revere") for approximately $145 million in cash (the "Revere Acquisition"). Revere and its operating subsidiaries provide outdoor advertising services in markets located in and around Philadelphia (PA), Washington DC, Salisbury (MD), Wilmington (DE) and Baltimore (MD) (collectively, the "Revere Markets"). The Revere Acquisition was consummated on December 10, 1996 and as a result of such acquisition, Universal acquired the operations of Revere in the Revere Markets and approximately 8,853 advertising display faces, which include 188 bus shelters in Philadelphia, 1,917 transit display faces in Baltimore and 1,582 kiosk displays in malls throughout the United States ("Mall Media"). The following table sets forth the approximate number of advertising display faces located in each of the Revere Markets:

     Philadelphia                       2,669
     Washington D.C.                      674
     Salisbury                            873
     Wilmington                         1,138
     Baltimore                          1,917
     Mall Media                         1,582

Such acquired assets were previously used for outdoor advertisements in the outdoor advertising industry and Universal intends to continue to use such assets for the same purposes.

     The purchase price of the Revere Acquisition was determined by negotiation with the seller in an auction process and was based on an evaluation by Universal of the probable cash flow to be generated by the acquired assets, the cost of duplicating or replacing the acquired assets and other similar factors. The source of funds used by Universal in connection with the Revere Acquisition was a $225 million credit facility provided by LaSalle National Bank, acting in its individual capacity and as co-agent, Bankers Trust Company, acting in its individual capacity and as agent, and certain other lending institutions (the "Acquisition Credit Facility").
The Acquisition Credit Facility is secured by a lien on the assets of Universal and its subsidiaries and a pledge of the stock of Universal held by Holdings and a pledge of the stock of Universal's subsidiaries held by Universal. Universal drew approximately $120 million under the Acquisition Credit Facility to finance a portion of the Revere Acquisition of which approximately $100 million has been repaid with the proceeds of the sale by Universal of its 9 3/4% Series B Senior Subordinated Notes due 2006 (the "December Offering") and approximately $20 million remains outstanding.

     Control of Revere was acquired by purchasing all of the voting common stock of Revere from: Merrill Lynch Capital Appreciation Partnership No. B-XXVII, L.P.; ML Offshore LBO Partnership No. B-XXVII; ML IBK Positions, Inc.; MLCP Associates L.P. No. IV and Merrill Lynch KECALP L.P. 1994.

     Additionally, on December 6, 1996, Matthew Acquisition Corporation ("Matthew Acquisition Corp."), a wholly-owned subsidiary of Universal, entered into an agreement whereby Matthew Acquisition Corp. agreed to acquire the assets of Matthew Outdoor Advertising Co. L.P. ("Matthew") for approximately $40 million in cash and the assumption by Matthew Acquisition Corp. of certain liabilities of Matthew (the "Matthew Acquisition"). Matthew is actively engaged in the outdoor advertising business in markets located in and around Northern New Jersey, Metro New York and the Hudson Valley, and in connection with the Matthew Acquisition, Universal will acquire the operations of Matthew in these markets.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          (a)
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Revere Holding Corp. and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Revere Holding Corp. (a Maryland corporation) and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revere Holding Corp. and Subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Baltimore, Maryland,
March 8, 1996

                     REVERE HOLDING CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           AS OF           AS OF
                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                       -------------  -------------
                                                                           1995          1996
                                                                       -------------  -------------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)................................   $   1,140,569  $     511,605
  Cash held in escrow (Note 17).....................................         400,000     20,447,420
  Accounts receivable--trade, net of allowance for doubtful accounts
    of $316,000 and $445,000, respectively..........................       5,349,808      5,336,129
  Accounts receivable--barter, net of allowance for doubtful
    accounts of $11,000 and 9,000, respectively (Note 2)............         207,728        318,577
  Accounts receivable--other........................................          99,287        105,831
  Inventories (Note 2)..............................................         259,522        318,193
  Prepaid expenses--
    Sign site leases (Note 12)......................................       1,958,745      1,622,871
    Other...........................................................         689,174        395,757
  Deferred income taxes.............................................         687,000        627,000
                                                                       -------------  -------------
      Total current assets..........................................      10,791,833     29,683,383
PROPERTY AND EQUIPMENT, net (Notes 2 and 4).........................      38,899,139     28,046,022
GOODWILL, net of accumulated amortization of $570,000 and $984,000,
 respectively (Note 3)..............................................      22,668,371     21,809,424
OTHER ASSETS, net (Notes 2 and 5)...................................      16,383,846     13,829,535
                                                                       -------------  -------------
      Total assets..................................................   $  88,743,189  $  93,368,364
                                                                       -------------  -------------
                                                                       -------------  -------------
CURRENT LIABILITIES:
  Accounts payable--trade...........................................   $     605,780  $     319,133
  Accounts payable--barter (Note 2).................................         258,698        371,589
  Income taxes payable..............................................          21,000      2,738,000
  Accrued interest expense..........................................          31,025        382,026
  Deferred revenue..................................................         611,134        717,095
  Accrued bonuses...................................................         547,216        178,058
  Accrued health benefits...........................................         434,463        330,284
  Accrued liabilities (Note 2)......................................       2,701,525      1,750,886
  Current portion of long-term debt (Note 6)........................       2,851,765      3,305,379
  Current portion of capital lease obligations (Note 12)............         234,016        220,392
                                                                       -------------  -------------
    Total current liabilities.......................................       8,296,622     10,312,842
LONG-TERM DEBT, less current portion (Note 6).......................      38,094,955     38,280,668
CAPITAL LEASE OBLIGATIONS, less current portion (Note 12)...........         470,637        382,286
DEFERRED TAX LIABILITY (Notes 2 and 7)..............................       5,520,000      5,502,202
                                                                       -------------  -------------
    Total liabilities...............................................      52,382,214     54,477,998
                                                                       -------------  -------------
MINORITY INTEREST...................................................         140,000        140,000
STOCKHOLDERS' EQUITY
  Common stock, par value $.01, 5,000,000 shares authorized;
    3,823,458 shares issued and outstanding at December 31, 1995 and
    September 30, 1996 (unaudited)..................................          38,235         38,235
  Paid-in capital in excess of par..................................      38,196,347     38,196,347
  Retained earnings (accumulated deficit)...........................      (1,125,107)     3,053,521
  Treasury stock, at cost, -0- shares at December 31, 1995 and
    150,751 shares at September 30, 1996 (unaudited) (Note 11)......              --     (1,653,737)
Notes receivable from management stockholders.......................        (888,500)      (884,000)
                                                                       -------------  -------------
    Total stockholders' equity......................................      36,220,975     38,750,366
                                                                       -------------  -------------
    Total liabilities and stockholders' equity......................   $  88,743,189  $  93,368,364
                                                                       -------------  -------------
                                                                       -------------  -------------

 The accompanying notes are an integral part of these consolidated statements.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                FOR THE      FOR THE NINE MONTHS
                                                               YEAR ENDED    ENDED SEPTEMBER 30,
                                                              DECEMBER 31,  ----------------------
                                                                  1995         1995        1996
                                                              ------------  ----------  ----------
                                                                                 (UNAUDITED)
REVENUES:
  Gross revenues...........................................   $44,075,763  $32,703,421 $32,529,347
  Less: Agency commissions.................................    (4,714,467)  (3,522,060) (3,482,596)
                                                              ------------  ----------  ----------
      Net revenues.........................................    39,361,296   29,181,361  29,046,751
                                                              ------------  ----------  ----------
OPERATING EXPENSES:
  Operations...............................................     8,569,222    6,313,353   6,469,145
  Real estate..............................................     8,807,786    6,420,824   7,146,224
  Sales....................................................     4,924,970    3,518,556   3,718,209
  General and administrative...............................     5,611,970    4,240,221   4,117,587
  Depreciation and amortization............................     6,898,155    5,164,942   5,541,859
                                                              ------------  ----------  ----------
    Total operating expenses...............................    34,812,103   25,657,896  26,993,024
                                                              ------------  ----------  ----------
    Operating Income.......................................     4,549,193    3,523,465   2,053,727
OTHER INCOME (EXPENSE):
  Interest expense (Notes 5,6 and 12)......................    (4,584,699)  (3,501,551) (3,391,499)
  Gain on sale of assets...................................        --           --       8,623,905
  Other (expenses) income..................................      (333,834)      57,964    (214,151)
                                                              ------------  ----------  ----------
    Total other income (expenses)..........................    (4,918,533)  (3,443,587)  5,018,255
                                                              ------------  ----------  ----------
    Income (loss) before income taxes......................      (369,340)      79,878   7,071,982
(PROVISION) BENEFIT FOR INCOME TAXES
  (Notes 2 and 7)..........................................      (578,360)    (271,719) (2,893,354)
                                                              ------------  ----------  ----------
    Net income (loss)......................................     $(947,700)   $(191,841) $4,178,628
                                                              ------------  ----------  ----------

 The accompanying notes are an integral part of these consolidated statements.

                   REVERE HOLDING CORP. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                    Notes
                                                        Retained                  Receivable
                                        Paid-In         Earnings     Treasury        From           Total
                              Common   In Excess      (Accumulated    Stock,      Management    Stockholders'
                               Stock     of Par         Deficit)     At Cost     Stockholders      Equity
                             -------   ------------   ------------  -----------  ------------   ------------

BALANCE,
  December 31, 1994          $ 38,235  $38,196,347    $ (177,407)   $      --     $ (888,500)    $37,168,675
  Net loss .................       --           --      (947,700)          --             --        (947,700)
                             --------  ------------  ------------  -----------  ------------    ------------
BALANCE,
  December 31, 1995            38,235   38,196,347    (1,125,107)          --       (888,500)     36,220,975

  Payment on note
    receivable from
    management stockholders
    (unaudited).............       --          --            --            --          4,500           4,500

  Treasury stock acquired,
    at cost (unaudited).....       --          --            --     (1,653,737)           --      (1,653,737)

  Net income (unaudited)....       --          --      4,178,628            --            --       4,178,628
                             --------  ------------  ------------  -----------  ------------    ------------

BALANCE,
  September 30, 1996
  (Unaudited)............... $ 38,235  $38,196,347    $3,053,521   $(1,653,737)   $ (884,000)    $38,750,366
                             --------  ------------  ------------  -----------  ------------    ------------
                             --------  ------------  ------------  -----------  ------------    ------------

The accompanying notes are an integral part of these consolidated statements.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                FOR THE       FOR THE NINE MONTHS
                                                               YEAR ENDED     ENDED SEPTEMBER 30,
                                                              DECEMBER 31,   ----------------------
                                                                  1995         1995        1996
                                                              ------------   ----------  ----------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................    $ (947,700)   $ (191,841)   $4,178,628
  Adjustments to reconcile net loss to net cash provided by
    operating activities--
    Depreciation and amortization..........................     7,552,486     5,655,691     6,034,913
    (Gain) Loss on disposals of property and equipment.....       418,222       114,319    (8,623,905)
    Deferred income tax provision..........................       354,273       103,654        41,665
    Changes in assets and liabilities--
      Increase in accounts receivable, net.................      (219,824)     (187,242)     (103,714)
      Decrease (increase) in inventories...................        32,807       (22,493)      (58,671)
      (Increase) decrease in prepaid expenses and other....      (204,546)     (399,644)      629,291
      (Decrease) increase in accounts payable and
         accrued expenses..................................    (1,795,535)   (1,747,672)    1,976,230
                                                              ------------   ----------    ----------
        Net cash flows provided by operating activities....     5,190,183     3,324,772     4,074,437
                                                              ------------   ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment......................    (3,583,772)   (1,951,075)   (1,588,848)
  Proceeds from sale of property and equipment.............       123,551        45,926    21,514,834
  Funds transferred to escrow..............................            --            --   (20,447,420)
  Increase in interest receivable..........................       (53,330)      (58,290)      (51,035)
  Increase in other assets.................................    (1,974,930)   (1,873,220)     (952,589)
  Cash paid for acquisitions...............................    (3,080,631)   (3,080,631)   (2,075,000)
  (Increase) decrease in goodwill, net of noncash items....       (39,140)           --        13,042
  Cash paid for treasury stock.............................            --            --        (8,237)
                                                              ------------   ----------    ----------
        Net cash flows used in investing activities........    (8,608,252)   (6,917,290)   (3,595,253)
                                                              ------------   ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Reduction of long-term debt..............................    (3,501,044)   (2,181,869)   (2,435,099)
  Payment of liability for Mall Media purchase.............    (4,000,000)   (4,000,000)           --
  Proceeds from long-term debt.............................     4,166,227     3,000,000      1,326,951
                                                              ------------   ----------    ----------
        Net cash used in financing activities..............    (3,334,817)   (3,181,869)   (1,108,148)
                                                              ------------   ----------    ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS..................    (6,752,886)   (6,774,387)     (628,964)
CASH AND CASH EQUIVALENTS, beginning of period.............     7,893,455     7,893,455     1,140,569
                                                              ------------   ----------    ----------
CASH AND CASH EQUIVALENTS, end of period...................    $1,140,569    $1,119,068    $  511,605
                                                              ------------   ----------    ----------
                                                              ------------   ----------    ----------

  The accompanying notes are an integral part of these consolidated statements.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION:

    The financial statements of Revere Holding Corp. and Subsidiaries (the Company) include the accounts of Revere Holding Corp. (Holding) and its wholly-owned subsidiary, Revere Acquisition Corp. (Acquisition) and Acquisition's wholly-owned subsidiaries, Revere National Corporation and subsidiaries (National), Revere Billboard, Inc. (Billboard), Stait Outdoor Advertising Co. (Stait) and Mall Media Acquisition Corp. (Mall Media). National provides outdoor advertising services through its network of sign structures in the Mid-Atlantic region and Texas (see Note 17). Mall Media owns and maintains a network of kiosks located in shopping malls nationwide and sells advertising space on the kiosks. Stait provides outdoor advertising services through its sign structures primarily located in New Jersey and Pennsylvania. All significant intercompany accounts and transactions have been eliminated in consolidation.

    On December 20, 1994, Acquisition acquired the entities described below, which were accounted for by the purchase method of accounting. The results of operations of the acquired companies are included in Holding's statements of operations for the period in which they were owned by Holding.

    On December 30, 1994, Holding was capitalized with $35.0 million in cash from Merrill Lynch Capital Partners and $375,000 in cash from certain members of the Board of Directors. The cash was used to capitalize Acquisition, and through a secured bank credit agreement, Acquisition received funding of an additional $40.0 million.

    Through a series of transactions, Acquisition acquired the assets of Billboard and Mall Media for $26.5 million and the outstanding stock of National and Stait for $26.6 million. Additional existing secured debt of National totaling $20.3 million was repaid by Acquisition, and the remaining funds were used for financing and acquisition costs.

    Additionally, Holding issued and transferred shares of common stock to certain members of management and the Board of Directors of the Company with a value of $1,359,582. The consideration for the shares issued was notes receivable of $888,500 and common stock of National with a value of $471,082.

    As provided in the asset purchase agreement, Mall Media purchased certain assets of the Kiosk business, described above, on December 20, 1994. Of the $5.5 million purchase price, $4.0 million was not paid until January 1995. As part of the purchase price, Holding issued $1.5 million in common stock to the former owner.

    On January 2, 1996, the Company effected a reorganization of its legal entities. Revere National Corporation of San Antonio, Revere National Corporation of Victoria, Revere National Corporation of Corpus Christi, Revere National Corporation of Laredo ("Texas Subs") and Revere National Corporation of Delmarva ("Delmarva") effected a statutory merger with and into Revere National Corporation of Philadelphia ("D.C."), with D.C. being the surviving entity. Further, through a series of transactions, Stait was merged into Revere National Corporation of Pennsylvania ("PA") effective January 2, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Revenue Recognition

    Advertising revenues from the sale of advertising space are recognized on a straight-line basis over the terms of the individual contracts.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Cash and Cash Equivalents

    Cash and cash equivalents consist of cash and short-term highly liquid investments with a maturity of three months or less.

    Inventories

    Inventories, consisting primarily of sign structure parts, are stated at the lower of cost (computed on a first-in, first-out basis) or market.

    Property and Equipment

    Property and equipment is recorded at cost with the exception of those assets which have been recorded at estimated fair value in conjunction with the purchase transactions discussed in Note 3. The cost of sign structures includes materials and supplies, labor directly involved in construction of the sign structures and an allocation of direct overhead expenses. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. The ranges of estimated useful lives are as follows:

                                                                                           Useful Lives
                                                                                           -------------
Sign structures and kiosks...............................................................     7-15 years
Buildings................................................................................     31.5 years
Machinery and equipment..................................................................      5-7 years
Vehicles.................................................................................        5 years
Leasehold improvements...................................................................     Lease Term

    Tear down expense or other disposals of sign structures are recorded net of the estimated realizable value of salvaged materials. The estimated realizable value of salvaged materials from torn down structures remains recorded as property and equipment and is depreciated over its remaining useful life. These materials are used in construction of new structures or refurbishment of existing structures.

    Lease Acquisition Costs

    The direct costs of acquiring and renewing land leases for sites on which sign structures are erected are capitalized in other assets and amortized using the straight-line method over five years, which is the estimated average lives of the leases.

    Barter Arrangements

    The Company enters into nonmonetary barter transactions with customers wherein certain goods and services are used by the Company in exchange for advertising services. Such transactions are recorded in the accompanying consolidated financial statements at the estimated fair market value of the goods and services received. Included in revenues and expenses are nonmonetary transactions of approximately $631,000 and $601,000, respectively, for the year ended December 31, 1995 and approximately $450,000 and $439,000, and $511,000 and $379,000, respectively, for the nine months ended Setember 30, 1995 and 1996 (unaudited). Included in property and equipment are nonmonetary transactions of approximately $97,000 for the year ended December 31, 1995, and $18,000 and $43,000, respectively, for the nine months ended September 30, 1995 and 1996 (unaudited).

                     REVERE HOLDING CORP. AND SUBSIDIARIES

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The gross amount of barter receivables and barter payables is recorded at the estimated fair value of services to be received and provided, respectively.

    Financial Instruments

    The Company values its financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Values of Financial Instruments." Management believes the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt approximate fair value.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

    Income Taxes

    Provision has been made, using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", for deferred Federal and state income taxes which arise from differences between the basis of certain assets and liabilities, for income tax and financial statement reporting purposes, and differences between reporting methods for income tax and financial statement reporting purposes. The differences relate principally to property, deferred costs and accruals. The Company and its subsidiaries file consolidated Federal income tax returns.

    Reclassifications.

    Certain financial information in the prior years have been reclassified to conform to the current year presentation.

    Accounting Standard

    In March 1995, the FASB issued Statement No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. As of September
30, 1996 (unaudited), management believes there were no indications of impairment that would effect the carrying values of assets.

    Non-Cash Transactions

    In addition to the previously described barter transactions, the Company entered into the following non-cash transactions for the year ended December 31, 1995, and the nine months ended September 30, 1995 and 1996:

                                      For the         For the Nine Months Ended
                                    Year Ended              September 30,
                                    December 31,      -------------------------
                                       1995             1995            1996
                                  -----------        ---------       ----------
                                                            (Unaudited)
Property and equipment
 under capital leases             $   336,277        $  19,600       $  273,063
                                  -----------        ---------       ----------

Treasury stock purchased in
 exchange for note payable        $     -            $    -          $1,645,500
                                  -----------        ---------       ----------


    Interim Financial Information

    The interim financial information as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 has been prepared from the unaudited financial records of the Company and, in the opinion of management, reflects all adjustments necessary for a fair presentation of the financial position and results of operations and of cash flows for the respective interim periods. All adjustments were of a normal and recurring nature.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

3.  GOODWILL:

    The Company utilized the purchase method of accounting for the acquisitions of the common stock of National and Stait and the purchase of the assets of Billboard and Mall Media. The total purchase price of $73.5 million was originally allocated approximately $37.7 million to property and equipment, $4.6 million to an acquired deferred tax liability and $18.3 million to other net assets and liabilities, resulting in goodwill of approximately $22.1 million. During 1995, the Company adjusted the purchase price allocation to reflect an income tax liability of approximately $310,000 which existed at the acquisition date, resulting in an increase to goodwill for the same amount. Goodwill is being amortized over a period of 40 years.

    During 1995, the Company executed several acquisitions which had an aggregate purchase price of approximately $2.8 million. These acquisitions were accounted for in accordance with the purchase method, whereby the purchase price is allocated to assets acquired and liabilities assumed based upon estimated fair value. As a result of these acquisitions, the Company recorded additional goodwill of approximately $654,000. In addition, goodwill in the amount of $140,000 has been recorded at December 31, 1995, relating to another acquisition of the Company in 1995.

4.  PROPERTY AND EQUIPMENT:

    Property and equipment consisted of the following as of December 31, 1995 and September 30, 1996:

                                                                                AS OF             AS OF
                                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                            -------------    -------------
                                                                                1995             1996
                                                                            -------------    -------------
                                                                                              (Unaudited)
Sign structures and kiosks...............................................   $  32,770,314      $24,205,343
Land and buildings.......................................................       6,311,519        4,694,414
Machinery and equipment..................................................       1,638,450        1,846,847
Vehicles.................................................................         740,388          195,419
Leasehold improvements...................................................         196,519          224,865
                                                                            -------------     ------------
                                                                               41,657,190       31,166,888
Less -- Accumulated depreciation and amortization........................      (2,758,051)      (3,120,866)
                                                                            -------------     ------------
Property and equipment, net..............................................   $  38,899,139      $28,046,022
                                                                            -------------     ------------
                                                                            -------------     ------------

Depreciation expense for the year ended December 31, 1995, and the nine months ended September 30, 1995 and 1996 (unaudited) was $2,782,706, and
$2,111,160 and $2,222,964, respectively.


                     REVERE HOLDING CORP. AND SUBSIDIARIES

5.  OTHER ASSETS:

    Other assets consisted of the following as of December 31, 1995 and September 30, 1996:

                                                                                AS OF             AS OF
                                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                                 1995              1996
                                                                             -------------     -------------
                                                                                                (Unaudited)
Intangible lease assets..................................................    $   9,352,833     $   7,183,851
Financing and acquisition costs..........................................        6,627,239         6,655,367
Lease acquisition costs..................................................        3,952,191         3,789,525
MTC contract for advertising privileges..................................               --         1,935,000
Covenants not to compete.................................................          570,000           350,000
Deposits.................................................................           82,450            76,025
Other....................................................................          151,092           108,697
                                                                             -------------     -------------
                                                                                20,735,805        20,098,465
Less -- Accumulated amortization.........................................       (4,351,959)       (6,268,930)
                                                                             -------------     -------------
Other assets, net........................................................    $  16,383,846     $  13,829,535
                                                                             -------------     -------------
                                                                             -------------     -------------

    Amortization for the year ended December 31, 1995, and the nine months ended September 30, 1995 and 1996 (unaudited) was $4,769,780, and $3,544,531 and $3,811,949, respectively, including amortization of deferred financing costs of $654,331, and $490,749 and $493,054, which was classified as interest expense.

    Intangible lease assets represent site leases with rents below market rates which were purchased with the acquisition of Billboard. The intangible lease assets have been recorded at the present value of the excess of the fair market rents of the lease over the actual rents. This amount is being amortized over the life of the leases.

    Financing and acquisition costs consisting of bank, legal and other professional fees and other costs of approximately $6.0 million were incurred and capitalized in connection with the acquisitions described in Note 1 and the related financing described in Note 6. These costs are being amortized over the period of the debt agreement.

    Covenants not to compete were entered into with the former owners of the assets of certain purchase transactions at the time of the respective purchase and are being amortized over terms ranging from five to ten years.

6.  LONG-TERM DEBT:

    In connection with the acquisitions described in Note 1, Acquisition and Holding entered into a Credit Agreement consisting of a Revolving Credit loan, a Term A Loan and a Term B Loan.

    The Revolving Credit Loan consists of a reducing revolving credit facility with a principal amount not to exceed $17 million. As of December 31, 1995 and September 30, 1996 (unaudited), outstanding borrowings against the facility were $3,500,000 and $5,000,000, respectively. The commitment under the revolving credit facility will decrease by $1.0 million annually on December 31, 1995 through 1998. The remaining available $13.0 million will expire on June 30, 2001.

    The Term A Loan in the amount of $24.5 million is scheduled to be amortized annually in three equal installments in June, September and December of each year. The annual amortization amounts are $2,750,000 in 1996, $3,570,000 in 1997 and 1998; and $4,500,000, $6,125,000 and $3,735,000 in 1999, 2000 and 2001,
respectively.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

6.  LONG-TERM DEBT: (CONTINUED)
    The Term B Loan in the amount of $13.0 million is scheduled to be paid in a single installment on June 30, 2002.

    In addition to the debt repayments discussed above, the Company is required to make prepayments of 50% of Excess Cash Flow as defined in the Credit Agreement. No such prepayments were required for the periods ending December 31, 1995 and September 30, 1996 (unaudited).

    Interest on borrowings under this agreement are at varying rates based, at the Company's option, on the federal funds rate, the bank's prime rate, a three month average certificate of deposit rate or the London Interbank Offering Rate (LIBOR), plus a fixed percent and are adjusted based upon the ratio of total debt to operating cash flow. Additionally, commitment fees of 1/2% on available but undrawn revolving credit funds are payable quarterly in advance. The weighted average interest rates for the year ended December 31, 1995 and for the nine months ended September 30, 1995 and 1996 (unaudited) were 8.3%, and 8.8% and 8.4%, respectively. Interest expense relating to the Credit
Agreement for the year ended December 31, 1995, and for the nine months ended September 30, 1995 and 1996 (unaudited), were approximately $3,852,000 and $2,951,555 and $2,782,050, respectively.

    Under the covenants of the Credit Agreement, the Company is required to maintain certain financial ratios, including an interest coverage ratio, a leverage ratio and a fixed charges ratio. Substantially all of the Companies' assets have been pledged as security under the Credit Agreement.

    Long-term debt at September 30, 1996 (unaudited), includes a subordinated promissory note in the amount of $1,645,500 to a former stockholder and employee of the Company as a result of the repurchase by the Company of all of his shares of outstanding common stock (see Note 11). The note matures on March 27, 1999, and interest is payable annually at the lowest rate of interest applicable to borrowings under the Credit Agreement.

    A summary of long-term debt as of December 31, 1995 and September 30, 1996 (unaudited), is as follows:


                                                                              AS OF            AS OF
                                                                            DECEMBER 31,    SEPTEMBER 30,
                                                                               1995             1996
                                                                           -------------    -------------
                                                                                              (Unaudited)
Credit Agreement Term A Note.............................................   $  24,250,000   $  21,916,666
Credit Agreement Term B Note.............................................      13,000,000      13,000,000
Revolving Credit Note....................................................       3,500,000       5,000,000
Other notes payable with varying maturity dates..........................         196,720       1,669,381
                                                                            -------------   -------------
  Total long-term debt...................................................      40,946,720      41,586,047
Less -- Current portion of long-term debt................................      (2,851,765)     (3,305,379)
                                                                            -------------   -------------
  Long-term debt less current portion....................................   $  38,094,955   $   38,280,668
                                                                            -------------   -------------
                                                                            -------------   -------------

    Future maturities of long-term debt as of December 31, 1995 and September 30, 1996, are as follows:

                                                                                    AS OF              AS OF
                                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                                     1995             1996
                                                                                 -------------     --------------
                                                                                                    (Unaudited)
  1996.........................................................................  $   2,851,765     $    3,305,379
  1997.........................................................................      3,632,255          3,573,693
  1998.........................................................................      3,602,700          3,574,080
  1999.........................................................................      4,500,000          6,150,007
  2000.........................................................................      6,125,000          6,127,427
  2001 and thereafter..........................................................     20,235,000         18,855,461
                                                                                 -------------     --------------
    Total......................................................................  $  40,946,720     $   41,586,047
                                                                                 -------------     --------------
                                                                                 -------------     --------------

    Interest payments for the year ended December 31, 1995 and for the nine months ended September 30, 1995 and 1996 (unaudited), were approximately $3,901,000, and $2,911,780 and $2,387,456 respectively.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

7.  INCOME TAXES:

    The (provision) benefit for income taxes for the year ended December 31, 1995, and the nine months ended September 30, 1995 and 1996 (unaudited), consists of the following:

                                                                             FOR THE
                                                                            YEAR ENDED            FOR THE NINE MONTHS ENDED
                                                                            DECEMBER 31,                SEPTEMBER 30,
                                                                            -------------     -------------     -------------
                                                                                1995               1995             1996
                                                                            -------------     -------------     -------------
                                                                                                        (Unaudited)
Current
  Federal................................................................   $     (72,187)    $     (54,140)    $  (2,087,942)
  State..................................................................        (151,900)         (113,925)         (763,747)
                                                                            -------------     -------------     -------------
                                                                                 (224,087)         (168,065)       (2,851,689)
                                                                            -------------     -------------     -------------
Deferred
  Federal................................................................        (267,373)          (38,479)          (34,541)
  State..................................................................         (86,900)          (65,175)           (7,124)
                                                                            -------------     -------------     -------------
                                                                                 (354,273)         (103,654)          (41,665)
                                                                            -------------     -------------     -------------
    Total................................................................   $    (578,360)    $    (271,719)    $  (2,893,354)
                                                                            -------------     -------------     -------------
                                                                            -------------     -------------     -------------


    Income tax payments made for the year ended December 31, 1995, and for the nine months ended September 30, 1995 and 1996 (unaudited), were $584,674 and $237,650 and $50,100, respectively.

    The following is a reconciliation of the statutory federal income tax benefit to the recorded effective tax (provision) benefit for year ended December 31, 1995, and the nine months ended September 30, 1995 and 1996 (unaudited):

                                                                              FOR THE
                                                                             YEAR ENDED         FOR THE NINE MONTHS ENDED
                                                                            DECEMBER 31,               SEPTEMBER 30,
                                                                           --------------     -------------------------------
                                                                                1995             1995                1996
                                                                            -------------     -------------     -------------
                                                                                                        (Unaudited)
Statutory federal taxes, at 34% of pretax................................   $     125,576     $      94,182     $  (2,404,474)
State provision..........................................................        (238,800)         (179,100)         (504,073)
Non-deductible depreciation and amortization.............................        (549,748)         (412,311)         (203,097)
Other....................................................................          84,612           225,510           218,290
                                                                            -------------     -------------     -------------
  Effective tax benefit (provision)......................................   $    (578,360)    $    (271,719)    $  (2,893,354)
                                                                            -------------     -------------     -------------
                                                                            -------------     -------------     -------------


    The Company has incurred net operating losses which are available as carryforwards to offset future taxable income. At December 31, 1995 and September 30, 1996 (unaudited) net operating losses for income tax reporting purposes are approximately $5.2 million and $3.9 million, respectively, and expire between 2008 and 2010. For losses incurred prior to December 20, 1994, utilization is limited to taxable gains recognized through 1998 on the sale of assets which had "built-in gains" in 1994. A full valuation allowance on all losses has been reflected in the accompanying balance sheet due to uncertainties relating to the utilization of these net operating losses.

                     REVERE HOLDING CORP. AND SUBSIDIARIES

7.  INCOME TAXES: (CONTINUED)
    Total deferred tax assets and liabilities and the sources of the differences between financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and liabilities are as follows as of December 31, 1995 and September 30, 1996 (unaudited):

                                                                                AS OF              AS OF
                                                                             DECEMBER 31,       SEPTEMBER 30,
                                                                            -------------      --------------
                                                                                1995                 1996
                                                                            -------------      --------------
                                                                                                 (Unaudited)
Deferred tax assets:
  Net operating loss carryforward........................................   $   2,128,403      $    1,612,389
  Accrued liabilities....................................................         560,942             560,483
  Accrued environmental remediation......................................         147,814              68,141
  Bad debt reserves......................................................         134,517             187,101
  Valuation allowance....................................................      (2,128,403)         (1,612,389)
                                                                            -------------      --------------
                                                                                  843,273             815,725
                                                                            -------------      --------------
Deferred tax liabilities:
  Property and equipment.................................................       5,487,547           5,501,664
  Prepaid expenses.......................................................           8,464               8,464
  Officer bonuses........................................................              --                  --
  Other..................................................................         180,262             180,799
                                                                            -------------      --------------
                                                                                5,676,273           5,690,927
                                                                            -------------      --------------
    Net deferred tax liability...........................................   $   4,833,000     $     4,875,202
                                                                            -------------      --------------
                                                                            -------------      --------------

8.  MANAGEMENT STOCK OPTION PLAN:

    On December 20, 1994, Holding instituted a Management Stock Option Plan ("the Stock Option Plan") under which nonqualified incentive and performance stock options were granted to certain consultants, directors and employees of the Company. Each option entitles the grantee to purchase one share of common stock at a certain price per share, based on the estimated fair value of the shares at the date of grant. The maximum authorized number of shares of common stock which may be issued under the Stock Option Plan is 360,000. All options expire ten years after the date of grant or at the time the grantee ceases to be a full-time employee, director or consultant.

    Options are only exercisable when vested. Incentive options vest 20% every year. Performance options vest over a five year period based on the Company achieving certain defined levels of earnings performance or upon approval of the Board of Directors.

    The following options were outstanding and exercisable:


                                                                                OPTION
                                                                                PRICE/
                                                                                SHARE         INCENTIVE  PERFORMANCE    TOTAL
                                                                                ---------     ---------  -----------  ---------
Total outstanding at December 31, 1994........................................  $   10.00       170,660     170,660     341,320
Granted in 1995...............................................................  $   10.00         6,840       6,840      13,680
                                                                                              ---------  -----------  ---------
Total outstanding at December 31, 1995........................................                  177,500     177,500     355,000
                                                                                              ---------  -----------  ---------
                                                                                              ---------  -----------  ---------
Exercisable at December 31, 1995..............................................                   35,500      35,500      71,000
                                                                                              ---------  -----------  ---------
                                                                                              ---------  -----------  ---------
Granted, January 1, 1996 to
September 30, 1996 (unaudited)...............................................   $   12.50        25,000      25,000      50,000
                                                                                              ---------  -----------  ---------
Exercised, March 27, 1996 (unaudited)........................................   $   10.00        (7,700)     (7,700)    (15,400)
                                                                                              ---------  -----------  ---------
Expired, January 1, 1996 to
  September 30, 1996 (unaudited).............................................   $   10.00       (32,266)    (32,266)    (64,532)
                                                                                              ---------  -----------  ---------
Total outstanding at September 30, 1996 (unaudited)                                             162,534     162,534     325,068
                                                                                              ---------  -----------  ---------
                                                                                              ---------  -----------  ---------
Exercisable at September 30, 1996 (unaudited)                                                    32,507      32,507      65,014
                                                                                              ---------  -----------  ---------
                                                                                              ---------  -----------  ---------


                     REVERE HOLDING CORP. AND SUBSIDIARIES

9.  PROFIT SHARING PLAN:

    The Revere National Corporation 401(k) profit sharing plan and trust (the
Plan) covers eligible employees of the Company. Contributions made to the Plan include an employee elected salary deduction amount and Company matching contributions. The Company's 401(k) expense for the periods ended December
31, 1995 and September 30, 1995 and 1996 (unaudited), was $133,176, and $100,201 and $113,984, respectively.

10. NOTES RECEIVABLE:

    Notes receivable from management stockholders represent notes due in connection with the issuance of Holding stock as discussed in Note 1. The notes bear interest at the same rate as the Term A Note discussed in Note 6 and are due on December 20, 2004.

11. TREASURY STOCK (UNAUDITED):

    In connection with the termination of two employees, one of which was an officer and director of the Company, the Company purchased 150,751 shares of its common stock at a cost of $1,653,737 during the nine months ended September 30, 1996 (unaudited). These transactions were completed primarily in exchange for a note payable, as described in Note 6.

12. COMMITMENTS:

    The Company leases office space and equipment under the terms of operating leases agreements. Lease expense of approximately $236,300, $167,600 and $230,900 was recorded for the periods ended December 31, 1995, and September 30, 1995 and 1996 (unaudited), respectively.

    Future minimum lease payments under capital and operating leases and the present value of the net minimum lease payments as of December 31, 1995 and September 30, 1996 (unaudited), are as follows:

                                                                           As of December 31, 1995   As of September 30, 1996
                                                                           -----------------------   ------------------------
                                                                            Capital    Operating      Capital      Operating
YEAR ENDING DECEMBER 31,                                                     Leases      Leases        Leases       Leases
-------------------------------------------------------------------------  ----------  ----------    ----------    ---------
                                                                                                           (Unaudited)
  1996...................................................................  $  288,394  $  227,776    $   52,221    $  71,177
  1997...................................................................     235,066     222,770       269,064      246,528
  1998...................................................................     186,610     219,778       227,160      210,930
  1999...................................................................      98,724     128,224       111,323      124,575
  2000...................................................................       9,274      88,164        21,484       86,164
  2001 and thereafter....................................................          --          --            --       18,420
                                                                           ----------  ----------    ----------    ---------
  Minimum lease payments.................................................  $  818,068  $  886,712    $  681,252    $ 757,794
                                                                                       ----------                  ---------
                                                                                       ----------                  ---------
  Less -- Amount representing interest and executory costs...............    (113,415)                  (78,574)
                                                                           ----------                ----------
  Present value of minimum lease payments................................  $  704,653                  $602,678
                                                                           ----------                ----------
                                                                           ----------                ----------

    Additionally, substantially all of the Company's sign structures are located on land which is leased from unrelated parties for periods ranging from one to ten years. Generally, these sign site lease agreements permit the Company to cancel an agreement upon 30 days written notice.

13.  MINORITY INTEREST:

In August 1995, Mall Media entered into a 15 year operating agreement with Vision Digital Communications, LLC ("VDC"), a California limited liability corporation in which Mall Media holds an 80% investment, to conduct an interactive kiosk business. Pursuant to this agreement, the initial capital contributions of two of the minority investors of VDC were $140,000, which reflected the estimated fair value of assets and properties these two members contributed to VDC. This amount has been reflected in the consolidated financial statements as Minority Interest at December 31, 1995. In accordance with the operating agreement, 100% of the loss during 1995 was allocated to Mall Media.

14.  LITIGATION:

The Company is involved in various legal and administrative actions evolving from its conduct of routine operations. These actions include resolutions of disputes with land owners, regulatory compliance issues and personal property tax assessment issues, the outcome of which cannot currently be determined. Management does not believe that the outcome of these actions will have a material adverse effect on the Company.

15.  UNAUDITED PRO FORMA SUMMARY RESULTS OF OPERATIONS:

The unaudited pro forma summary consolidated results of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 (unaudited), assuming the acquisitions executed during 1995 and 1996 (as described in Notes 3 and 16) and the sale of the Company's operations in Texas (as described in Note 17) had been consummated on January 1, 1995, are as follows (dollars in thousands):

                                   For the          For the Nine
                                  Year Ended        Months Ended
                                 December 31,       September 30,
                                    1995                1996
                                 -----------        -------------
                                          (Unaudited)

     Net revenues                $    34,688        $      25,400
                                 -----------        -------------

     Net loss                    $      (287)       $      (1,395)
                                 -----------        -------------

16.  SUBSEQUENT EVENTS:

On February 2, 1996, the Company acquired certain assets of Mass Transit Communications ("MTC") and Mass Transit Communications - Wallscapes ("MTC-W") for $2,075,000. This purchase, which is effective February 1, 1996, allows the Company to exclusively sell and service advertising space in and on municipal transit systems of the cities of Baltimore and Annapolis, Maryland.

In March 1996, the Board of Directors approved a restructuring of the Company's operations at Mall Media. The ultimate impact of the restructuring has not yet been determined; however, management does not believe the restructuring will have a material impact on the Company's financial position or results of operations in 1996.

17.  EVENTS SUBSEQUENT TO THE DATE OF THE AUDITORS' REPORT (UNAUDITED):

On July 1, 1996, the Company sold substantially all of its assets associated with the Company's operations in San Antonio, Texas, through a third-party intermediary with the intention of completing a like-kind exchange of assets by December 28, 1996. Associated with this sale was the establishment of an escrow account whereby the proceeds of the sale ($11,000,000) were deposited and can only be withdrawn for the purchase of like-kind property or to pay down existing senior debt. If the purchase of like-kind property is successfully completed within 180 days of the sale, the Company may defer the gain, for income tax purposes, on the property sold. The gain is estimated to be approximately $5,000,000.

On August 30, 1996, the Company sold substantially all of its assets associated with operations in Corpus Christi and Laredo, Texas, in a like-kind exchange transaction, similar to that discussed above, with the intentions of completing a like-kind exchange of property by February 28, 1997. The proceeds from the sale also were deposited with a third-party intermediary totaling $9,300,000. The gain, for income tax purposes, if the purchase of like-kind property is not successfully completed within 180 days of the sale, is estimated to be approximately $4,000,000.

    (b)
                         UNIVERSAL OUTDOOR, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                           UNIVERSAL
                            OUTDOOR    AD-SIGN, INC                POA        MEMPHIS/
                           HOLDINGS,    AND IMAGE              ACQUISITION     TUNICA       ADDITIONAL      REVERE
                             INC.         MEDIA       NAEGELE  CORPORATION   ACQUISITION   ACQUISITIONS   ACQUISITION
                           ---------   ------------   -------  -----------   -----------   ------------   -----------
Net revenues.............   $34,148       $3,367      $24,848    $43,946       $13,104        $1,554        $39,361
                           ---------      ------      -------  -----------   -----------      ------      -----------
Operating expenses:
  Direct cost of
    revenues.............    12,864        1,286      10,285      13,770         6,352           752         22,302
  General and
    administrative
    expenses.............     4,244          402       5,378      11,087         2,313           405          5,612
  Depreciation and
    amortization.........     7,402          640       4,341       7,650         1,800            51          6,898
                           ---------      ------      -------  -----------   -----------      ------      -----------
                             24,510        2,328      20,004      32,507        10,465         1,208         34,812
                           ---------      ------      -------  -----------   -----------      ------      -----------
Operating income
 (loss)..................     9,638        1,039       4,844      11,439         2,639           346          4,549
Interest expense.........     8,627       --           2,503       7,370         1,575            69          4,584
Other expense (income)...        42       --            --           (84)       --              (112)           334
                           ---------      ------      -------  -----------   -----------      ------      -----------
Net income before income
 taxes...................   $   969       $1,039      $2,341     $ 4,153       $ 1,064        $  389        $  (369)
                           ---------      ------      -------  -----------   -----------      ------      -----------
                           ---------      ------      -------  -----------   -----------      ------      -----------
Operating cash flow......   $17,040       $1,679      $9,185     $19,089       $ 4,439        $  397        $11,447
                           ---------      ------      -------  -----------   -----------      ------      -----------
                           ---------      ------      -------  -----------   -----------      ------      -----------

                                                                  JULY AND
                                                                   OCTOBER                       DECEMBER
                             MATTHEW         ACQUISITION          OFFERINGS       PRO FORMA      OFFERING          AS
                           ACQUISITION       ADJUSTMENTS         ADJUSTMENTS     AS ADJUSTED    ADJUSTMENTS     ADJUSTED
                           -----------   -------------------   ---------------   ------------   -----------   ------------
Net revenues.............    $ 9,049      $ (6,619)(1)          $ --              $162,758      $ --          $    162,758
                           -----------    --------             ---------------   ------------   -----------   ------------
Operating expenses:
  Direct cost of
    revenues.............      3,574        (3,763)(1)            --                67,422       --                 67,422
  General and
    administrative
    expenses.............      2,558       (12,718)(2)(1)         --                19,281       --                 19,281
  Depreciation and
    amortization.........      2,001        14,604 (3)(1)         --                45,387       --                 45,387
                           -----------    --------             ---------------   ------------   -----------   ------------
                               8,133        (1,877)               --               132,090       --                132,090
                           -----------    --------             ---------------   ------------   -----------   ------------
Operating income
 (loss)..................        916        (4,742)               --                30,668       --                 30,668
Interest expense.........      3,117        27,996 (4)(1)(5)     (16,236)(7)(8)     39,605          1,065(9)        40,670
Other expense (income)...     --               (56)(1)(6)         --                   124       --                    124
                           -----------    --------             ---------------   ------------   -----------   ------------
Net income before income
 taxes...................    $(2,201)     $(32,682)             $  16,236          $(9,061)     $    (1,065)  $    (10,126)
                           -----------    --------             ---------------   ------------   -----------   ------------
                           -----------    --------             ---------------   ------------   -----------   ------------
Operating cash flow......    $ 2,917      $  9,862              $ --              $ 76,055      $ --          $     76,055
                           -----------    --------             ---------------   ------------   -----------   ------------
                           -----------    --------             ---------------   ------------   -----------   ------------

     See accompanying notes to pro forma combined statements of operations.

                             UNIVERSAL OUTDOOR INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                           UNIVERSAL   AD-SIGN, INC                POA        MEMPHIS/
                           OUTDOOR,     AND IMAGE              ACQUISITION     TUNICA       ADDITIONAL      REVERE
                             INC.         MEDIA       NAEGELE  CORPORATION   ACQUISITION   ACQUISITIONS   ACQUISITION
                           ---------   ------------   -------  -----------   -----------   ------------   -----------
Net revenue..............   $44,882       $  842      $5,832     $35,815       $11,690        $1,166        $29,047
                           ---------      ------      -------  -----------   -----------      ------      -----------
Operating expenses:
  Direct cost of
    revenues.............    16,032          322       2,616      10,788         4,923           564         17,333
  General and
    administrative
    expenses.............     4,785          100       1,459       9,613         2,022           304          4,118
  Depreciation and
    amortization.........     9,207          160       1,053       6,004         1,149            38          5,542
                           ---------      ------      -------  -----------   -----------      ------      -----------
                             30,024          582       5,128      26,405         8,094           906         26,993
                           ---------      ------      -------  -----------   -----------      ------      -----------
Operating income.........    14,858          260         704       9,410         3,596           260          2,054

Interest expense.........     8,894       --             468       5,558            70            52          3,392
Other expense............     1,678       --            --           (21)       --               (84)        (8,410)
                           ---------      ------      -------  -----------   -----------      ------      -----------
Net income before income
 taxes...................   $ 4,286       $  260      $  236     $ 3,873       $ 3,526        $  292        $ 7,072
                           ---------      ------      -------  -----------   -----------      ------      -----------
                           ---------      ------      -------  -----------   -----------      ------      -----------
Operating cash flow......   $24,065       $  420      $1,757     $15,414       $ 4,745        $  298        $ 7,596
                           ---------      ------      -------  -----------   -----------      ------      -----------
                           ---------      ------      -------  -----------   -----------      ------      -----------

                                                                  JULY AND
                                                                   OCTOBER                       DECEMBER
                             MATTHEW         ACQUISITION          OFFERINGS       PRO FORMA      OFFERING        AS
                           ACQUISITION       ADJUSTMENTS         ADJUSTMENTS     AS ADJUSTED    ADJUSTMENTS   ADJUSTED
                           -----------   -------------------   ---------------   ------------   -----------   --------
Net revenue..............    $ 6,720      $ (3,661)(1)          $ --              $132,333       $ --         $132,333
                           -----------    --------             ---------------   ------------   -----------   --------
Operating expenses:
  Direct cost of
    revenues.............      2,675        (2,128)(1)            --                53,125         --          53,125
  General and
    administrative
    expenses.............      1,903        (8,249)(1)(2)         --                16,055         --          16,055
  Depreciation and
    amortization.........      2,253         8,284 (1)(3)         --                33,690         --          33,690
                           -----------    --------             ---------------   ------------   -----------   --------
                               6,831        (2,093)               --               102,870         --         102,870
                           -----------    --------             ---------------   ------------   -----------   --------
Operating income.........       (111)       (1,568)               --                29,463         --          29,463
Interest expense.........      1,137        21,640 (1)(5)(4)     (11,379)(7)(8)     29,832            671      30,503
Other expense............          5         9,999 (1)(6)         --                 3,167         --           3,167
                           -----------    --------             ---------------   ------------   -----------   --------
Net income before income
 taxes...................    $(1,253)     $(33,207)             $ 11,379          $ (3,536)      $   (671)    $(4,207)
                           -----------    --------             ---------------   ------------   -----------   --------
                           -----------    --------             ---------------   ------------   -----------   --------
Operating cash flow......    $ 2,142      $  6,716              $ --              $ 63,153       $ --         $63,153
                           -----------    --------             ---------------   ------------   -----------   --------
                           -----------    --------             ---------------   ------------   -----------   --------

     See accompanying notes to pro forma combined statements of operations.

                             UNIVERSAL OUTDOOR INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                           UNIVERSAL   AD-SIGN, INC                POA        MEMPHIS/
                            OUTDOOR     AND IMAGE              ACQUISITION     TUNICA       ADDITIONAL      REVERE        MATTHEW
                             INC.         MEDIA       NAEGELE  CORPORATION   ACQUISITION   ACQUISITIONS   ACQUISITION   ACQUISITION
                           ---------   ------------   -------  -----------   -----------   ------------   -----------   -----------
Net revenue..............   $53,680       $2,525      $13,070    $47,751       $14,594        $1,554        $39,227       $ 9,084
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
Operating expenses:
  Direct cost of
    revenues.............    19,251          965       5,449      14,293         6,711           752         23,382         3,727
  General and
    administrative
    expenses.............     5,842          301       2,816      12,914         2,214           405          5,490         2,539
  Depreciation and
    amortization.........    11,222          480       2,432       7,941         1,517            51          7,275         1,979
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
                             36,315        1,746      10,697      35,148        10,442         1,208         36,147         8,245
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
Operating income.........    17,365          779       2,373      12,603         4,152           346          3,080           839

Interest expense.........    11,087       --             791       7,355           219            69          4,475         3,105
Other expense............     1,688       --            --          (367)       --              (112)        (8,018)       --
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
Net income before income
 taxes...................   $ 4,590       $  779      $1,582     $ 5,615       $ 3,933        $  389        $ 6,623       $(2,266)
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
Operating cash flow......   $28,587       $1,259      $4,805     $20,544       $ 5,669        $  397        $10,355       $ 2,818
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------
                           ---------      ------      -------  -----------   -----------      ------      -----------   -----------

                                                    JULY AND
                                                     OCTOBER                       DECEMBER
                               ACQUISITION          OFFERINGS       PRO FORMA      OFFERING        AS
                               ADJUSTMENTS         ADJUSTMENTS     AS ADJUSTED    ADJUSTMENTS   ADJUSTED
                           -------------------   ---------------   ------------   -----------   --------
Net revenue..............   $ (6,814)(1)          $ --              $174,671        $--         $174,671
                            --------             ---------------   ------------   -----------   --------
Operating expenses:
  Direct cost of
    revenues.............     (3,888)(1)            --                70,642         --          70,642
  General and
    administrative
    expenses.............    (11,581)(1)(2)         --                20,940         --          20,940
  Depreciation and
    amortization.........     12,540 (1)(3)         --                45,437         --          45,437
                            --------             ---------------   ------------   -----------   --------
                              (2,929)               --               137,019         --         137,019
                            --------             ---------------   ------------   -----------   --------
Operating income.........     (3,885)               --                37,652         --          37,652
Interest expense.........     28,383 (1)(4)(5)     (15,860)(7)(8)     39,624          1,046(9)   40,670
Other expense............      9,786 (1)(6)         --                 2,977         --           2,977
                            --------             ---------------   ------------   -----------   --------
Net income before income
 taxes...................   $(42,054)             $ 15,860          $ (4,949)       $(1,046)    $(5,995)
                            --------             ---------------   ------------   -----------   --------
                            --------             ---------------   ------------   -----------   --------
Operating cash flow......   $  8,655              $ --              $ 83,089        $--         $83,089
                            --------             ---------------   ------------   -----------   --------
                            --------             ---------------   ------------   -----------   --------

     See accompanying notes to pro forma combined statements of operations.

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995, FOR THE TWELVE MONTHS ENDED SEPTEMBER 30,
                                      1996
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)

    The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma results of operations of the Company giving effect to the Transactions, the Offerings and the application of the estimated net proceeds therefrom, the related acquisitions and consummation of the IPO and the application of the estimated net proceeds therefrom and the net reduction in operating expenses of the businesses acquired as if each had occurred at the beginning of the respective periods.

                                                                                          NINE MONTHS    TWELVE MONTHS
                                                                            YEAR ENDED       ENDED           ENDED
                                                                           DECEMBER 31,  SEPTEMBER 30,   SEPTEMBER 30,
                                                                               1995           1996            1996
                                                                           ------------  --------------  --------------

       1. Entry to eliminate markets sold in Texas by Revere, prior to the acquisition:

                                                                            $   (6,619)    $   (3,661)    $     (6,814)
             Net revenue.................................................
                                                                                (3,763)        (2,128)          (3,888)
               Direct cost of revenues...................................
                                                                                  (878)          (568)            (991)
               General and administrative expenses.......................
                                                                                (1,274)          (765)          (1,344)
               Depreciation and amortization.............................
                                                                                  (661)          (367)            (642)
               Interest expense..........................................
                                                                                   (56)         1,066              853
               Other.....................................................

       2. Entry records reduction in general and administrative expenses relating to elimination of certain duplicate corporate expenses, principally relating to employee costs and costs relating to other corporate activities. Amounts have been determined based upon specific employees identified for termination plus actual benefits costs incurred, and expenses associated with leased facilities which will not be assumed or will be canceled upon consummation of the acquisition.

                                                                            $    2,500     $      676     $      1,250
             Naegele, Ad-Sign and Image Media............................
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------
                                                                            $    2,800     $    2,100     $      2,800
             POA Acquisition.............................................
                                                                                 1,000            750            1,000
             Memphis/Tunica Acquisition..................................
                                                                                   340            255              340
             Additional Acquisitions.....................................
                                                                           ------------  --------------  --------------
                                                                            $    4,140     $    3,105     $      4,140
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------
                                                                            $    4,000     $    3,000     $      4,000
             Revere Acquisition..........................................
                                                                                 1,200            900     $      1,200
             Matthew Acquisition.........................................
                                                                           ------------  --------------  --------------
                                                                            $    5,200     $    3,900     $      5,200
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

                                                                                          NINE MONTHS    TWELVE MONTHS
                                                                            YEAR ENDED       ENDED           ENDED
                                                                           DECEMBER 31,  SEPTEMBER 30,   SEPTEMBER 30,
                                                                               1995           1996            1996
                                                                           ------------  --------------  --------------
       3.  Entry records the increase in depreciation and amortization expense arising from purchase accounting adjustments to
           advertising structures and goodwill amortized over a period of
           15 years:

                                                                            $    3,260     $      815     $      1,630
             Naegele, Ad-Sign and Image Media............................
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------
                                                                            $    7,657     $    5,439     $      7,366
             POA Acquisition.............................................
                                                                                 2,913          2,376            3,196
             Memphis/Tunica Acquisition..................................
                                                                                   395            296              395
             Additional Acquisitions.....................................
                                                                           ------------  --------------  --------------
                                                                            $   10,965     $    8,111     $     10,957
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------
                                                                            $      951     $      348    $         573
             Revere Acquisition..........................................
                                                                                   702           (225)             724
             Matthew Acquisition.........................................
                                                                           ------------  --------------  --------------
                                                                            $    1,653      $      123    $      1,297
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

       4.  Entry records additional interest expense assumed to be          $    3,569     $      863     $      2,445
           incurred in connection with the acquisition of Naegele,
           Ad-Sign and Image Media.......................................
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

       5. Entry to record additional interest expense at an assumed rate of 8.5% per annum in connection with the Transactions:

                                                                            $   21,250     $   15,938     $     21,250
             POA Acquisition.............................................
                                                                                 6,018          4,513            6,018
             Memphis/Tunica Acquisition..................................
                                                                                   646            485              646
             Additional Acquisitions.....................................
                                                                           ------------  --------------  --------------
                                                                                27,914         20,936           27,914
                                                                                (9,014)        (5,680)          (7,643)
             Actual interest expense for POA Acquisition, Memphis/Tunica
               Acquisition and Additional Acquisitions...................
                                                                           ------------  --------------  --------------
                                                                            $   18,900     $   15,256     $     20,271
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

                                                                            $   10,489     $    7,867     $     10,489
             Revere Acquisition
                                                                                 3,400          2,550            3,400
             Matthew Acquisition
                                                                           ------------  --------------  --------------
                                                                                13,889         10,417           13,889
                                                                                (7,701)        (4,529)          (7,580)
             Actual interest expense for Revere Acquisition and Matthew
               Acquisition
                                                                           ------------  --------------  --------------
                                                                            $    6,188     $    5,888     $      6,309
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

       6.  Entry to reduce other income from Revere for the gain            $   --         $    8,933     $      8,933
           recognized on the sale of the Texas markets...................
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

                                                                                          NINE MONTHS    TWELVE MONTHS
                                                                            YEAR ENDED       ENDED           ENDED
                                                                           DECEMBER 31,  SEPTEMBER 30,   SEPTEMBER 30,
                                                                               1995           1996            1996
                                                                           ------------  --------------  --------------
       7.  Entry to record the changes in interest expense to reflect the
           October Offerings and the application of the net proceeds

                                                                            $   21,938     $   16,454     $     21,938
             October Notes at 9.75%......................................
                                                                                 3,840          2,879            3,840
             New Credit Facility at an assumed rate of 8.5%..............
                                                                                   599            449              599
             Amortization of deferred financing costs....................
                                                                               (37,171)       (28,440)         (36,795)
             Less pro-formas as adjusted interest expense................
                                                                           ------------  --------------  --------------
                                                                            $  (10,794)    $   (8,658)    $    (10,418)
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

       8.  Entry to record the reduction in interest expense from the       $   (5,442)    $   (2,721)    $     (5,442)
           application of the net proceeds of the IPO to the repayment of long-term debt................................................
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

       9. Entry to record the changes in interest expense to reflect the Offering and the application of the net proceeds therefrom:

                                                                            $    9,750     $    7,313     $      9,750
             Notes at 9.75%..............................................
                                                                                21,938         16,453           21,938
             October Notes at 9.75%......................................
                                                                                 8,041          6,031            8,041
             New Credit Facility at an assumed rate of 8.5%..............
                                                                                   941            706              941
             Amortization of deferred financing costs....................
                                                                               (39,605)       (29,832)         (39,624)
             Less pro-forma as adjusted interest expense.................
                                                                           ------------  --------------  --------------
                                                                            $    1,065     $      671     $      1,046
                                                                           ------------  --------------  --------------
                                                                           ------------  --------------  --------------

                            UNIVERSAL OUTDOOR, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                                      OCTOBER
                           UNIVERSAL                   MEMPHIS/                                    PRO FORMA       OFFERING AND
                            OUTDOOR         POA         TUNICA        REVERE        MATTHEW       ACQUISITION       ACQUISITION
                              INC.      ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION     ADJUSTMENTS       ADJUSTMENTS
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
Current assets...........   $ 16,559      $15,481       $ 9,664       $29,683       $ 2,995      $ --              $ (5,000)(4)
Property and equipment...    159,961       24,116        20,428        28,046        16,821        106,504(1)        253,622(5)
Deferred taxes...........     --           11,920        --            --            --            --                --
Other assets.............     16,994       47,997        --            35,639         6,839       (43,165)(1)       (43,944)(5)(6)
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
Total assets.............   $193,514      $99,514       $30,092       $93,368       $26,655      $ 63,339          $204,678
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
Current liabilities,
 excluding current
 maturities..............   $ 10,228      $ 4,245       $ 5,345       $ 7,148       $ 4,030      $ --              $ (5,000)(4)
Current maturities of
 long-term debt..........     --            9,109            52         3,305        --             (3,305)           (9,161)(2)
Long-term debt...........    106,669       71,683         1,095        38,281        21,742        103,377(1)         98,339(5)(7)
Other....................     52,827       --            --             5,884            --            --                --
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
Total liabilities........    169,724       85,037         6,492        54,618        25,772       100,072            84,178
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
Stockholders' equity
 (deficit)...............     23,790       14,477        23,600        38,750           883       (36,733) (1)(3)   120,500(5)(8)
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
Total liabilities and
 stockholders' equity....   $193,514      $99,514       $30,092       $93,368       $26,655      $ 63,339          $204,678
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------
                           ----------   -----------   -----------   -----------   -----------   ---------------   ---------------


                                          PRO FORMA
                            PRO FORMA     OFFERING           AS
                           AS ADJUSTED   ADJUSTMENTS      ADJUSTED
                           -----------   -----------      --------
Current assets...........   $ 69,382      $(25,000)(9)    $44,382
Property and equipment...    609,498        --            609,498
Deferred taxes...........     11,920        --             11,920
Other assets.............     20,360         3,500(6)      23,860
                           -----------   -----------      --------
Total assets.............   $711,160      $(21,500)       $689,660
                           -----------   -----------      --------
                           -----------   -----------      --------
Current liabilities,
 excluding current
 maturities..............   $ 25,996      $ --            $25,996
Current maturities of
 long-term debt..........     --            --              --
Long-term debt...........    441,186       (21,500)(10)   419,686
Other....................     58,711        --             58,711
                           -----------   -----------      --------
Total liabilities........    525,893       (21,500)       504,393
                           -----------   -----------      --------
Stockholders' equity
 (deficit)...............    185,267        --            185,267
                           -----------   -----------      --------
Total liabilities and
 stockholders' equity....   $711,160      $(21,500)       $689,660
                           -----------   -----------      --------
                           -----------   -----------      --------

            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                             AT SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)

    The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma financial position of the Company after giving effect to the Transactions and the Offering and the October Offerings.

 1. Entry records the effects of the Revere and Matthew Acquisitions.

                                                                                REVERE       MATTHEW
                                                                              ACQUISITION  ACQUISITION    TOTAL
                                                                              -----------  -----------  ----------
Increase in long-term debt..................................................   $  85,119    $  18,258   $  103,377
Changes in assets and liabilities resulting from allocation of purchase price:
  Property and equipment....................................................      79,390       27,114      106,504
  Other assets..............................................................     (36,326)      (6,839)     (43,165)
  Stockholders' equity......................................................     (38,750)        (883)     (39,633)
                                                                              -----------  -----------  ----------
                                                                               $  89,433    $  37,650   $  127,083
                                                                              -----------  -----------  ----------
                                                                              -----------  -----------  ----------

 2.  Entry to record elimination of current maturities of long-term debt.
                                                                        ($ 9,109)
     POA Acquisition..................................................
                                                                             (52)
     Memphis/Tunica...................................................
                                                                          (3,305)
     Revere Acquisition...............................................
                                                                        --------
                                                                        ($12,466)
                                                                        --------
                                                                        --------

 3. Entry to record 100,000 shares of common stock to be issued in connection with the Memphis/Tunica acquisition at an assumed price of $29:

                                                                        $  2,900
     Stockholders' equity.............................................
                                                                        --------
                                                                        --------

 4.  Entry to record the reduction of the deposit paid by the Company   ($ 5,000)
     in connection with the Memphis/Tunica Acquisition................
                                                                        --------
                                                                        --------

 5. Entry records the effects of the October Offerings and the Acquisitions.

                                                                              POA      MEMPHIS/TUNICA
                                                                          ACQUISITION    ACQUISITION      TOTAL
                                                                          -----------  ---------------  ----------
Increase in long-term debt..............................................   $ 178,317     $    72,605    $  250,922
Changes in assets and liabilities resulting from allocation of purchase price:
  Property and equipment................................................     204,617          49,005       253,622
  Other assets..........................................................     (49,938)                      (49,938)
  Stockholders' equity..................................................     (14,477)        (23,600)      (38,077)
                                                                          -----------  ---------------  ----------
                                                                           $ 318,519     $    98,010    $  416,529
                                                                          -----------  ---------------  ----------
                                                                          -----------  ---------------  ----------

 6.  Entry to record capitalized financing fees
                                                                        $  5,994
     October Offerings................................................
                                                                           3,500
     Offering.........................................................
                                                                        --------
                                                                        $  9,494
                                                                        --------
                                                                        --------

 7.  Entry to record net reduction in long-term debt from the October
     Offerings.

                                                                        $212,750
     Proceeds of the October equity offering..........................
                                                                         (29,524)
     Costs, expenses and other charges of the October Offerings.......
                                                                         (24,649)
     Proceeds used to repay long-term debt of Parent..................
                                                                          (5,994)
     Capitalized financing fees.......................................
                                                                        --------
                                                                        $152,583
     Net reduction in long-term debt..................................
                                                                        --------
                                                                        --------

 8. Entry to record net increase in stockholders' equity from proceeds of the October Offerings.

                                                                        $212,750
     Proceeds of the October equity offering..........................
                                                                         (29,524)
     Costs, expenses and other charges of the October Offerings.......
                                                                         (24,649)
     Proceeds used to repay long-term debt of Parent..................
                                                                        --------
                                                                        $158,577
     Net increase in stockholders' equity.............................
                                                                        --------
                                                                        --------

 9.  Entry to record reduction in cash used to finance offering.......  ($25,000)
                                                                        --------
                                                                        --------

10.  Entry to record decrease in long-term debt due to cash payments    ($21,500)
     and financing fees...............................................
                                                                        --------
                                                                        --------

     (c) Exhibits

         2.1 Stock Purchase Agreement

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Universal Outdoor Holdings, Inc.

December 10, 1996                /s/ Brian T. Clingen
                                -------------------------------------
                                Brian T. Clingen
                                Vice President and Chief Financial Officer

                               LIST OF EXHIBITS


2.1  Stock Purchase Agreement